UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES AND EXCHANGE ACT OF 1934

March 24, 2005

Date of Report (Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1631-B South Melrose Dr., Vista, CA	92081
(Address of principal executive offices)	(Zip Code)

(760) 727-1002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2005, Pan Pacific Retail Properties, Inc. amended its employment agreements with each of Stuart A. Tanz, its Chairman, Chief Executive Officer and President, Jeffrey S. Stauffer, its Executive Vice President and Chief Operating Officer, and Joseph B. Tyson, its Executive Vice President, Chief Financial Officer and Secretary. The agreements amend the severance benefits in the event of termination or change in control. The foregoing description of the amendments is qualified in its entirety by reference to the amendments, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit Description
10.1	First Amendment to Second Amended and Restated Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Jeffrey S. Stauffer.

10.2	First Amendment to Second Amended and Restated Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Stuart A. Tanz.

10.3	First Amendment to Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Joseph B. Tyson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date:	March 25, 2005	By:	/s/ Joseph B. Tyson
		Name:	Joseph B. Tyson
		Title:	Executive Vice President,
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	First Amendment to Second Amended and Restated Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Jeffrey S. Stauffer.

10.2	First Amendment to Second Amended and Restated Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Stuart A. Tanz.

10.3	First Amendment to Employment Agreement, dated as of March 24, 2005, between Pan Pacific Retail Properties, Inc. and Joseph B. Tyson.